Exhibit 23.b

                             CONSENT OF INDEPENDENT
                                   ACCOUNTANTS

         We consent to the incorporation by reference in this Registration Statement of Core Industries Inc on Form S-3 of our report dated March 16, 1996, on our audit of the financial statements of CMB Industries as of December 31, 1994 and 1993 and for the years then ended, which report is included in the Current Report on Form 8-K/A of Core Industries Inc dated February 22, 1996. We also consent to the reference to our Firm under the caption "Experts".


/s/ NOEL CLEVENGER & COMPANY
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Noel Clevenger & Company


June 4, 1996